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                                                                   EXHIBIT 10(u)

                    CHANGE OF CONTROL AND SEVERANCE AGREEMENT

                  This Change of Control and Severance Agreement ("Agreement") is entered into as of the 9th day of August, 1999, by and between SPRINGS INDUSTRIES, INC., a South Carolina corporation ("Springs"), and JEFFREY A. ATKINS ("Executive").

                  WHEREAS, Executive is employed by Springs; and

                  WHEREAS, Springs desires to continue to retain Executive's services, trust, confidence, and complete and undivided attention at all times, including if there is any speculation regarding a Change of Control of Springs;

                  NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Springs and Executive hereby agree as follows:

                                     ss. 1.

                                   Definitions

         1.1 Affiliated Company. The term "Affiliated Company" means any company controlled by, controlling, or under common control with the Company.

         1.2 Board. The term "Board" for purposes of this Agreement shall mean the Board of Directors of Springs.

         1.3 Cause. The term "Cause" for purposes of this Agreement shall mean:

                  (a) Executive is convicted of any felony or any misdemeanor that involves theft, fraud, dishonesty, or moral turpitude;

                  (b) The gross omission or gross dereliction by Executive of any statutory, common law, or other duty of loyalty to Springs or any Springs Affiliate;

                  (c) Executive engages in a fraudulent or dishonest act that materially damages or prejudices Springs or a Springs Affiliate or engages in conduct or activities materially damaging to the property, business or reputation of Springs or a Springs Affiliate;

                  (d) Any act or omission by Executive involving gross malfeasance or gross negligence in the performance of his duties and responsibilities to Springs to the material detriment of Springs or a Springs Affiliate or the willful and repeated failure to carry out the essential functions of Executive's position despite reasonable specific instruction from Springs' Chief Executive Officer or the Board, which has not been corrected by Executive within thirty (30) days after written notice from Springs' Chief Executive Officer or the Board of any such act or omission;

                  (e) Any failure by Executive to comply in any material respect with any appropriate and proper written policies or directives of Springs or a Springs Affiliate, which failure has a material and adverse effect on the business or reputation of Springs or a Springs Affiliate, which


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         has not been corrected by Executive within thirty (30) days after written notice from Springs' Chief Executive Officer or the Board of such failure;

                  (f) Executive's continued habitual insobriety or substance abuse after written notice from Springs' Chief Executive Officer or the Board and after a reasonable opportunity to undergo appropriate treatment for a reasonable period; or

                  (g) Any diversion by Executive of any viable and significant business opportunity from Springs or a Springs Affiliate (other than with the prior written consent of Springs' Chief Executive Officer or the Board) which Executive effects directly or indirectly for his own benefit.

         1.4 Change of Control. The term "Change of Control" for purposes of this Agreement shall mean any one of the following:

                  (a) The acquisition by any individual, entity or group [within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% of more of either (1) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this Section 1.4,

                           (i) the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company, or (D) any acquisition by any corporation pursuant to a transaction that complies with Sections 1.4(c)(1), 1.4(c)(2) and 1.4(c)(3); and

                           (ii) a Change of Control shall not be deemed to have occurred until such time as the Company's outstanding shares of Class B Common Stock convert into shares of Class A Common Stock pursuant to the provisions of Article 6(g) of the Company's Restated Articles of Incorporation.

                  (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

                  (c) Consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such


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         transaction, owns the Company or all or substantially all of the
         Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person [excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination] beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.

                  (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         1.5 Code. The term "Code" for purposes of this Agreement shall mean the Internal Revenue Code of 1986, as amended.

         1.6 Confidential or Proprietary Information. The term "Confidential or Proprietary Information" for purposes of this Agreement shall mean any secret, confidential, or proprietary information of Springs or a Springs Affiliate (not otherwise included in the definition of Trade Secret in ss.1.14 of this Agreement) that has not become generally available to the public by the act of one who has the right to disclose such information without violating any right of Springs or a Springs Affiliate.

         1.7 Current Compensation Package. The term "Current Compensation Package" for purposes of this Agreement shall mean Executive's annual salary from Springs and Executive's annual bonus target amount under Springs' 1999 Achievement Incentive Plan or any successor plan (including any deferrals of such annual salary and bonus) as in effect on the date his employment with Springs terminates or on any date in the twenty-four (24) month period ending on such date, whichever is greater.

         1.8 Disability. The term "Disability" for purposes of this Agreement means that Executive is unable as a result of a mental or physical condition or illness to perform the essential functions of his job even with reasonable accommodation for any consecutive 180-day period.

         1.9 Good Reason. The term "Good Reason" for purposes of this Agreement shall mean any of the following acts or failures to act by Springs which Springs fails to correct within thirty (30) days after notice thereof by Executive to the Board:

                  (a) Springs materially diminishes Executive's basic duties and responsibilities without his express written consent;

                  (b) Springs reduces Executive's annual salary, reduces his reasonable opportunity for an annual bonus comparable to his most recent annual bonus opportunity or reduces any other part of his compensation package (other than a reduction in such package or any portion thereof which is applicable to the compensation package made available to all other senior executives) without his express written consent, or

                  (c) Springs transfers Executive's primary work site, without his express written consent, to a location that is more than thirty (30) miles from Executive's primary work site on the date of this Agreement or, if Executive consents to a transfer to a new work site, that is more than thirty (30) miles from such new work site; provided, however, that no relocation shall constitute


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         Good Reason unless Executive gives notice to Springs objecting to such relocation within sixty (60) days after such relocation.

If Executive consents in writing to any change under this ss. 1.9, such consent shall be irrevocable.

         1.10 Managerial Responsibilities. The term "Managerial Responsibilities" for purposes of this Agreement means managerial and supervisory responsibilities and duties that are substantially the same as those Executive is performing for Springs immediately prior to the Restricted Period.

         1.11 Restricted Period. The term "Restricted Period" for purposes of this Agreement shall mean the period which starts on the date Executive's employment by Springs terminates under circumstances which create an obligation for Springs under ss.2.2 of this Agreement and which ends (a) on the first anniversary of such Termination Date or (b) on the first date following such a termination on which Springs breaches any obligation to Executive under ss.2 of this Agreement, whichever period is shorter.

         1.12 Termination Date. The term "Termination Date" shall mean the date Executive ceases to be an employee of Springs or a Springs Affiliate.

         1.13 Territory. The term "Territory" for purposes of this Agreement shall mean North America.

         1.14 Trade Secret. The term "Trade Secret" for purposes of this Agreement shall mean information, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers that:

                  (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and

                  (b) is the subject of reasonable efforts by Springs or a Springs Affiliate to maintain its secrecy.

         1.15 Springs. The term "Springs" for purposes of this Agreement shall mean Springs and any successor to Springs.

         1.16 Springs Affiliate. The term "Springs Affiliate" for purposes of this Agreement shall mean any wholly owned subsidiary of Springs and any organization whose employees would be treated as employees of Springs under
Section 414(b) or Section 414(c) of the Code if "50 percent" were substituted for "80 percent" in the income tax regulations under Code Section 414(b) or Code
Section 414(c).

                                     ss. 2.

                                  Compensation

         2.1 Subject to the provisions of ss. 2.5 below, Executive shall be entitled to the payments described below in ss. 2.2:

                  (a) if Executive resigns for Good Reason (i) during the sixty (60) day period which ends on the date Springs enters into any binding, written agreement which will effect a Change of Control if approved by Springs' shareholders or (ii) during the period which starts on the date on which Springs enters into any such agreement and ends on the date such agreement terminates or on the effective date of the related Change of Control, whichever comes first or (iii) during the one hundred twenty (120) day period that ends on the effective date of a Change of Control (if no


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         binding, written agreement had been entered into by Springs which effected such Change of Control) or (iv) during the thirty-six (36) month period that ends on the third anniversary of the effective date of a Change of Control; or

                  (b) if Springs terminates Executive's employment without Cause at any time during the term of this Agreement.

         2.2      (a)      Springs shall pay Executive one (1) times his Current
Compensation Package in cash in a lump sum within thirty (30) days after his Termination Date, and

                  (b) Springs shall pay Executive a prorated portion of his annual bonus under Springs' 1999 Achievement Incentive Plan or any successor plan applicable to the year of Executive's resignation or termination for the period of time Executive is on the active payroll of Springs during such year, in an amount equal to the amount produced by the actual achievement level for such year multiplied by a fraction, the numerator of which is the number of complete months Executive is employed during the calendar year (including the last month if Executive's Termination Date is on or after the 15th of the month) and the denominator of which is 12. Such bonus amount shall be payable during the first calendar quarter of the following year, in accordance with existing practices and terms under the 1999 Achievement Incentive Plan or any successor plan.

         2.3 Executive expressly waives his right, if any, to have any payment made under this ss. 2 taken into account to increase the benefits otherwise payable to, or on behalf of, Executive under any employee benefit plan maintained by Springs.

         2.4 Executive agrees that Springs will have no obligation to Executive under this ss. 2 if his employment terminates exclusively as a result of his death or Disability.

         2.5 As a condition to receiving the benefits described above in this ss. 2, Executive must execute a release substantially in the form attached hereto as Exhibit A.

         2.6 If Executive receives any payments pursuant to this ss. 2, he shall not be entitled to receive any severance payments under any severance plan, program, policy, or practice of Springs.

                                     ss. 3.

                                 Noncompetition

         3.1 No Competitive Activity. Absent the Board's consent, Executive shall not, during the Restricted Period and within the Territory, serve as an owner, partner, employee, agent, consultant, advisor, contractor, salesman, stockholder, investor, officer or director, or engage in any Managerial Responsibilities, for or on behalf of, any corporation, partnership, venture, or other business entity that engages directly or indirectly in the manufacture or sale of either (i) textile home products, (ii) drapery hardware, or (iii) window coverings.

         3.2 No Solicitation of Customers or Clients. Executive shall not during the Restricted Period solicit any customer or client of Springs or any Springs Affiliate with whom Executive had any material business contact during the two (2) year period which ends on the date his employment by Springs terminates for the purpose of competing with Springs or any Springs Affiliate for any reason, either individually, or as an owner, partner, employee, agent, consultant, advisor, contractor, salesman, stockholder, investor, officer or director of, or service provider to, any corporation, partnership, venture or other business entity.


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                                     ss. 4.

                            Antipirating of Employees

                  Executive will not during the Restricted Period employ or seek to employ on his own behalf or on behalf of any other person, firm or corporation that engages, directly or indirectly, in the manufacture or sale of either (i) textile home products, (ii) drapery hardware, or (iii) window coverings, any person who was employed by Springs or a Springs Affiliate in an executive, managerial, or supervisory capacity during the term of Executive's employment by Springs, with whom Executive had business dealings during the two
(2) year period which ends on the date Executive's employment by Springs terminates (whether or not such employee would commit a breach of contract), and who has not ceased to be employed by Springs or a Springs Affiliate for a period of at least one (1) year.

                                     ss. 5.

                   Trade Secrets and Confidential Information

                  Executive hereby agrees that he will hold in a fiduciary capacity for the benefit of Springs and each Springs Affiliate, and will not directly or indirectly use or disclose, any Trade Secret that Executive may have acquired during the term of his employment by Springs for so long as such information remains a Trade Secret.

                  Executive in addition agrees that during the Restricted Period he will hold in a fiduciary capacity for the benefit of Springs and each Springs Affiliate, and will not directly or indirectly use or disclose, any Confidential or Proprietary Information that Executive may have acquired (whether or not developed or compiled by Executive and whether or not Executive was authorized to have access to such information) during the term of, in the course of, or as a result of his employment by Springs.

                                     ss. 6.

                      Reasonable and Necessary Restrictions

                  Executive acknowledges that the restrictions, prohibitions and other provisions set forth in this Agreement, including without limitation the Territory and Restricted Period, are reasonable, fair and equitable in scope, terms and duration; are necessary to protect the legitimate business interests of Springs; and are a material inducement to Springs to enter into this Agreement. Executive covenants that he will not challenge the enforceability of this Agreement nor will he raise any equitable defense to its enforcement.

                                     ss. 7.

                              Specific Performance

                  Executive acknowledges that the obligations undertaken by him pursuant to this Agreement are unique and that Springs likely will have no adequate remedy at law if Executive shall fail to perform any of his obligations under this Agreement, and Executive therefore confirms that Springs' right to specific performance of the terms of this Agreement is essential to protect the rights and interests of Springs. Accordingly, in addition to any other remedies that Springs may have at law or in equity, Springs will have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by Executive, and Springs will have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by Executive, and Executive submits to the jurisdiction of the courts of the State of South Carolina for this purpose.


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                                     ss. 8.

                            Miscellaneous Provisions

         8.1 Assignment. This Agreement is for the personal services of Executive, and the rights and obligations of Executive under this Agreement are not assignable or delegable in whole or in part by Executive without the prior written consent of Springs. This Agreement is assignable in whole or in part to any parent, subsidiaries, or affiliates of Springs, but only if such person or entity is financially capable of fulfilling the obligations of Springs under this Agreement. Springs will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Springs to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Springs is required to perform it. Failure of Springs to obtain such assumption and agreement prior to the effectiveness of any Change of Control shall be a breach of this Agreement and shall entitle Executive to compensation from Springs in the same amount and on the same terms as the Executive would be entitled under ss.2.2 if Executive had terminated employment for Good Reason following a Change of Control, except that for purposes of implementing the foregoing, the date on which any such Change of Control becomes effective shall be deemed the Termination Date. As used in this Agreement, "Springs" shall mean Springs as hereinabove defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         8.2 Governing Law. This Agreement will be governed by and construed under the laws of the State of South Carolina (without reference to the choice of law principles thereof). Executive and Springs consent to jurisdiction and venue in the state and federal courts of the State of South Carolina for any action arising from a dispute under this Agreement, and for any such action brought in such a court, expressly waives any defense each of them might otherwise have based on lack of personal jurisdiction or improper venue, or that the action has been brought in an inconvenient forum.

         8.3 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         8.4 Headings, References. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         8.5 Attorneys Fees. If any action at law or in equity is necessary for Executive to enforce Springs' obligations under ss.2 of this Agreement, Springs shall pay Executive's reasonable attorneys' and other reasonable expenses incurred with respect to such action. If any other action is taken with respect to this Agreement, Springs shall bear its own attorneys' fees and expenses and Executive shall bear his own attorneys' fees and expenses.

         8.6 Amendments and Waivers. Except as otherwise specified in this Agreement, this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Springs and Executive.

         8.7 Severability. Any provision of this Agreement held to be unenforceable under applicable law will be enforced to the maximum extent possible, and the balance of this Agreement will remain in full force and effect.

         8.8 Entire Agreement. This Agreement constitutes the entire understanding and agreement of Springs and Executive with respect to the transactions contemplated in this Agreement, and supersedes all prior understandings and agreements between Springs and Executive with respect to such transactions.


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         8.9      Notices. Any notice required hereunder to be given by either
Springs or Executive will be in writing and will be deemed effectively given upon personal delivery to the party to be notified or five (5) days after deposit with the United States Post office by registered or certified mail, postage prepaid, to the other party at the address set forth below or to such other address as either party may from time to time designate by ten (10) days' advance written notice pursuant to this ss.8.9. All such written communication will be directed as follows:

                                 If to Springs:
                            Springs Industries, Inc.
                        Attention:  Corporate Secretary
                             205 North White Street
                              Fort Mill, SC 29715

                                If to Executive:
                             Mr. Jeffrey A. Atkins
                                [notice address]

         8.10 Binding Effect. This Agreement shall be for the benefit of, and shall be binding upon, Springs and Executive and their respective heirs, personal representatives, legal representatives, successors and assigns, subject, however, to the provisions in ss.8.1 of this Agreement.

         8.11 Not an Employment Contract. This Agreement is not an employment contract and shall not give Executive the right to continue in employment by Springs for any period of time or from time to time. Moreover, this Agreement shall not adversely affect the right of Springs to terminate Executive's employment with or without cause at any time.

         IN WITNESS WHEREOF, Springs and Executive have executed this Agreement effective as of the date first above written.

                                    SPRINGS INDUSTRIES, INC.


                                    By:   /s/ Gracie P. Coleman
                                       -----------------------------------------
                                          Gracie P. Coleman
                                          Sr. Vice President-Human Resources

                                    EXECUTIVE


                                          /s/ Jeffrey A. Atkins
                                    --------------------------------------------
                                          Jeffrey A. Atkins


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